As filed with the Securities and Exchange Commission on April 15, 2022

Registration No. 333-260931

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

To

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Tenon Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3841	45-5574718
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

104 Cooper Court

Los Gatos, CA 95032

(408) 649-5760

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Steven M. Foster

Chief Executive Officer and President

Tenon Medical, Inc.

104 Cooper Court

Los Gatos, CA 95032

(408) 649-5760

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ross D. Carmel, Esq.	Ralph V. De Martino, Esq
Jeffrey P. Wofford, Esq.	Cavas Pavri, Esq
Carmel, Milazzo & Feil LLP	Schiff Hardin LLP
55 West 39th Street, 18th Floor	901 K Street, NW #700
New York, New York 10018	Washington, DC 20001
Telephone: (212) 658-0458	Telephone: 202-778-6400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-260931) is filed solely to amend Exhibit 5.1 thereto. Accordingly, this Amendment No. 4 consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and Exhibit 5.1. The remainder of the Registration Statement is unchanged and has therefore been omitted.

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Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits:

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
3.1*	Amended and Restated Certificate of Incorporation of the Registrant.
3.2*	Bylaws of The Registrant.
3.3*	Amendment to Certificate of Incorporation of the Registrant
3.4*	Amendment to Certificate of Incorporation of the Registrant
3.5*	Amendment to Certificate of Incorporation of the Registrant
3.6*	Amendment to Certificate of Incorporation of the Registrant
3.7*	Amendment to Certificate of Incorporation of the Registrant
3.8*	Amendment to Certificate of Incorporation of the Registrant
4.1*	Form of Underwriter Warrant.
5.1	Opinion of Counsel to Registrant.
10.1*	Promissory Note, dated January 27, 2021 having a principal amount of $130,560.34 and issued to Wilson Sonsini Goodrich & Rosati, Professional Corporation.
10.2*	Convertible Promissory Note dated April 30, 2021 having a principal of $170,000 and issued to Phoenix DeVentures Inc..
10.3*	Amended and Restated 2015 Convertible Promissory Note dated April 30, 2021 having a principal amount $117,530 and issued to Phoenix DeVentures Inc.
10.4*	Convertible Promissory Note dated April 30, 2021 having a principal amount of $40,000 issued to Phoenix DeVentures Inc.
10.5*	Amended and Restated 2019 Convertible Promissory Note dated April 30, 2021 having a principal amount $70,000 and issued to Khalid Mentak
10.6*	Amended and Restated Convertible Promissory Note dated May 3, 2021 having a principal amount $200,000 and issued to Paul Orofino
10.7*	Amended and Restated Convertible Promissory Note dated May 3, 2021 having a principal amount $50,000 and issued to Paul Orofino
10.8*	Amended and Restated 2019 Convertible Promissory Note dated May 7, 2021 having a principal amount $68,359 and issued to Lince Consulting
10.9*	Convertible Promissory Note dated June 24, 2021 having a principal amount of $50,000 and issued to Thomas J. Mitchell, II and Susan L. Mitchell, Revocable Living Trust dated June 12, 2000, as amended and restated
10.10*	Warrant to Purchase Shares of Common Stock dated December 31, 2020 issued to Exchange Listing, LLC
10.11*	Tenon Medical, Inc 2012 Equity Incentive Plan
10.12*	Amended and Restated Exclusive Sales Representative Agreement dated May 20, 2021 between SpineSource, Inc. and the Registrant
10.13*	The Common Stock Purchase Agreement between SpineSource, Inc. and the Registrant
10.14*	Convertible Promissory Note dated May 18, 2021 having a principal amount of $100,000 and issued to Richard Ginn
10.15*	Employment Agreement dated June 1, 2021 between Steven M. Foster and the Registrant
10.16*	Employment Agreement dated June 1, 2021 between Richard Ginn and the Registrant
10.17*	Consulting Agreement dated May 7, 2021 by and between Richard Ferrari and the Registrant
10.18*	Employment Agreement dated June 1, 2021 between Steven Van Dick and the Registrant
10.19*	Agreement and Consent of Director Nominee dated October 8, 2021 from Frank Fischer
10.20*	Agreement and Consent of Director Nominee dated October 8, 2021 from Ivan Howard
10.21*	Agreement and Consent of Director Nominee dated October 8, 2021 from Stephen H. Hochschuler
10.22*	Agreement and Consent of Director Nominee dated October 8, 2021 from Robert Weigle
10.23*	Exchange Agreement dated as of October 27, 2021 among Zuhlke Ventures AG, Tenon Technology AG and the Registrant
10.24*	Convertible Promissory Note dated May 18, 2021 having a principal amount of $100,000 and issued to Richard Ginn
10.25*	Convertible Promissory Note dated May 17, 2021 having a principal amount of $25,000 and issued to Theo Franklin
10.26*	Convertible Promissory Note dated June 17, 2021 having a principal amount of $125,000 and issued to WS Investment Company, LLC (21A)
10.27*	Convertible Promissory Note dated May 18, 2021 having a principal amount of $300,000 and issued to the Ferrari Family Trust
10.28*	Convertible Promissory Note dated May 17, 2021 having a principal amount of $600,000 and issued to Frank M. Fischer
10.29*	Convertible Promissory Note dated May 17, 2021 having a principal amount of $50,000 and issued to Steven M. Foster
10.30*	Tennon Medical 2022 Equity Incentive Plan
10.31*	Exchange Agreement dated October 28, 2021 between the Registrant, Zuhlke Ventures AG and Tenon Technology AG
10.32*	IP Sale and Purchase Agreement dated January 21, 2022 between the Registrant and Tenon Technology AG
21.1*	List of Subsidiaries of the Registrant.
23.1*	Consent of Armanino, LLP, dated April 15, 2022
23.2	Consent of Counsel to Registrant (included in Exhibit 5.1).
107*	Filing Fees

* Previously filed.

(b) Financial Statement Schedules: All schedules are omitted because the required information is inapplicable or the information is presented in the financial statements and the related notes.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on April 15, 2022.

TENON MEDICAL, INC.

By:	/s/Steven M. Foster
Steven M. Foster
Chief Executive Officer and President (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/Steven M. Foster	Chief Executive Officer and President, Director	April 15, 2022
Steven M. Foster	(Principal Executive Officer and Principal Financial and Accounting Officer)

/s/Richard Ginn	Chief Technology Officer and Director	April 15, 2022
Richard Ginn

/s/Steven Van Dick	Chief Financial Officer	April 15, 2022
Steven Van Dick	(Principal Financial and Accounting Officer)

/s/Richard Ferrari	Director	April 15, 2022
Richard Ferrari

/s/Ivan Howard	Director	April 15, 2022
Ivan Howard

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